Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2025

Name of Subsidiary		Jurisdiction of Formation
1	234DP Aviation, LLC	Delaware
2	A&W Concentrate Company	Delaware
3	All Sport, LLC	Delaware
4	All Sport Distributing, Inc.	Delaware
5	Altitude Beverages LLC	Delaware
6	Bai Brands LLC	New Jersey
7	Beverages Delaware Inc.	Delaware
8	Big Red, LLC	Texas
9	BR HyDrive LLC	Texas
10	Core Nutrition, LLC	Delaware
11	DP Beverages Inc.	Delaware
12	DPS Americas Beverages, LLC	Delaware
13	DPS Beverages, Inc.	Delaware
14	DPS Holdings Inc.	Delaware
15	Dr Pepper/Seven Up Beverage Sales Company	Texas
16	Dr Pepper/Seven Up Manufacturing Company	Delaware
17	Dr Pepper/Seven Up, Inc.	Delaware
18	Dyla LLC	Delaware
19	Force Holdings, LLC	Delaware
20	G Pure, Inc.	Texas
21	Ghost LLC	Nevada
22	Ghost 3P LLC	Nevada
23	Ghost Aggregator LLC	Delaware
24	Ghost Beverages, LLC	Delaware
25	Ghost Beverages 3P LLC	Delaware
26	Ghost Lifestyle LLC	Delaware
27	Hydration Ventures LLC	Delaware
28	KDP Procurement Services, Inc.	Texas
29	Keurig Corporation Inc.	Delaware
30	Keurig Green Mountain, Inc.	Delaware
31	Keurig JV GP, LLC	Delaware
32	Keurig JV, LP	Delaware
33	Keurig Manufacturing Inc.	Delaware
34	Keurig Production Holding, LLC	Delaware
35	Keurig Production SubCo LLC	Delaware
36	KGM Manufacturing LLC	Delaware
37	Kodiak NewCo Inc.	Delaware
38	Maple Parent Holdings Corp.	Delaware
39	Mott's Delaware LLC	Delaware
40	Mott's LLP	Delaware
41	Nantucket Allserve, LLC	Delaware
42	North American Beverages, LLC	Texas
43	Revive Brands	California
44	Snapple Beverage Corp.	Delaware
45	Splash Transport, Inc.	Delaware
46	The American Bottling Company	Delaware

47	Thomas Kemper Acquisition Co. Inc.	Texas
48	Xyience Beverage Company, LLC	Texas
49	Xyience Contracts Company, LLC	Texas
50	Xyience Supplements Company, LLC	Texas
51	Canada Dry Mott's Inc.	Canada
52	Keurig Canada Inc.	Canada
53	Van Houtte Coffee Services Inc.	Canada
54	Alder Basswood Clover LP	Ireland
55	Alder Clover Limited	Ireland
56	Basswood Clover Limited	Ireland
57	Ghost Lifestyle Ireland Limited	Ireland
58	KDP Beverage Concentrate Operations Limited	Ireland
59	KDP Beverage Enterprises Limited	Ireland
60	KDP Global Sourcing Limited	Ireland
61	Keurig International Sàrl	Luxembourg
62	Bebidas Americas Investments B.V.	Netherlands
63	Kodiak BidCo B.V.	Netherlands
64	Keurig Switzerland GmbH	Switzerland
65	Keurig Trading GmbH	Switzerland
66	Ghost Lifestyle UK Limited	United Kingdom
67	Big Red Mexico S de RL de CV	Mexico
68	Comercializadora de Bebidas, SA de CV	Mexico
69	Peñafiel Aguas Minerales SA de CV	Mexico
70	Peñafiel Bebidas SA de CV	Mexico
71	Manantiales Peñafiel, S.A. de C.V.	Mexico
72	Servicios Logisticos Peñafiel, S.A. de C.V.	Mexico
73	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
74	KDP Brasil Global Sourcing LTDA	Brazil
75	Green Mountain Electrical Appliances Technical Consulting (Shenzhen) Company Limited	China
76	Green Mountain Hong Kong Limited	Hong Kong
77	Keurig Malaysia Sdn. Bhd.	Malaysia
78	Keurig Singapore Pte. Ltd.	Singapore